                                                                   EXHIBIT 10.8


                           BORATES SUPPLY AGREEMENT

                                    BETWEEN

                                 OWENS CORNING

                                      AND

                         ADVANCED GLASSFIBER YARNS LLC



                        DATED AS OF SEPTEMBER 30, 1998

                           BORATES SUPPLY AGREEMENT


This Borates Supply Agreement (the "Agreement") is executed on this 30th day of
                                    ---------
September, 1998, by and between OWENS CORNING, a Delaware corporation ("Seller"), and ADVANCED GLASSFIBER YARNS LLC, a Delaware limited liability
  ------
company ("Buyer"), and shall be governed by the following clauses.
          -----

     WHEREAS, Seller has entered into an Agreement (the "Etibank Agreement") dated January 1, 1998, by and between Etibank and Seller under which Etibank has
agreed to mine, process, sell and deliver     *     and     *     (collectively,
"Products") to Seller; and

     WHEREAS, Buyer requires certain Borate Products for use in its own production facilities.

     NOW, THEREFORE, Seller and Buyer agree as follows:

1.    SALE AND PURCHASE OF PRODUCTS.
      -----------------------------

     1.1. THE PRODUCTS.  Subject to the terms and conditions herein set forth,
          ------------
          Seller agrees to sell, and Buyer agrees to purchase and accept its requirements for the Products. The Products and the specifications for the Products (the "Product Specifications") are more fully
                                 ----------------------
          described in Exhibit A attached hereto and made a part hereof. Buyer agrees that it is purchasing the Products solely for its own use in its own facilities and that it will not resell the Products to any third party.

     1.2. NATURE OF OBLIGATION.  In the event that Seller is unable purchase or
          --------------------
          obtain sufficient quantities of one or more Products for Owens Corning and Buyer for any reason including but not limited to a Force Majeure Event (as defined in paragraph 11 of this Agreement), the unavailability or insufficient availability of one or more Products, termination of the Etibank Agreement (by either party thereto, with or without cause), unsatisfactory quality of one or more Products, failure to perform by any person or party other than Seller with respect to the sale, delivery, shipping or storage of one or more Products, then, subject to the next succeeding sentence, Seller shall have no obligation under this Agreement. Notwithstanding the foregoing, should Seller decide to sever its supply arrangement with Etibank for any reason, Seller can terminate this Agreement at any time, provided that it has given Buyer 180 days' written notice prior to the termination of the arrangement with Etibank. In the event that Etibank will not allow Seller to resell the Products to Buyer or if Etibank establishes a marketing arrangement in North America prohibiting Seller to resell the Products to Buyer,

-----------
* Omitted pursuant to a request for confidential treatment.

          then Seller can terminate this Agreement. If Seller continues to purchase the Products from any other supplier or Etibank, Seller agrees to continue to supply the Products to Buyer under this Agreement.

     1.3. Buyer agrees that Buyer will not, except in case Seller cannot provide sufficient amount of the Products exceeding the Maximum Volume and with the express written consent of Seller, purchase or accept the Products from or approach any third party or Etibank.

     1.4. Buyer acknowledges and agrees that Seller, at its sole discretion, may request Buyer to purchase the Products from ABC, Inc. ("ABC"), Seller's sole distributor for the Products, provided ABC accepts the pricing for the Products as provided in Section 4.


2.   TERM; CONTRACT YEAR.
     -------------------

     2.1. TERM.  This Agreement shall be effective as of the date of execution
          ----
          and, unless earlier terminated as provided herein, shall continue in full force and effect for the period of seven years and three months through and including December 31, 2005. This Agreement shall be automatically renewed for a period equal to any renewal or extension of the term of the Etibank Agreement unless terminated by either party upon 90 days' prior written notice. The initial term, together with all renewal periods thereof, is referred to hereinafter as the "Term".
                                                                          ----

     2.2. CONTRACT YEAR.  For purposes of this Agreement, each of the following
          -------------
          periods is a "Contract Year".
                        -------------

          2.2.1  FIRST CONTRACT YEAR.  The first Contract Year shall be the
                 -------------------
                 period from the date hereof until December 31, 1998; and

          2.2.2  SUBSEQUENT CONTRACT YEARS.  Subsequent Contract Years shall be
                 -------------------------
                 each successive twelve month period beginning January 1 and ending December 31 during the Term of the Agreement.


3.   ESTIMATES; RELEASES; DELIVERY.
     -----------------------------

     3.1. BUYER'S CONTRACT YEAR ESTIMATES.  Within 30 days of the execution of
          -------------------------------
          this Agreement and, on or before September 30 of each Contract Year thereafter during the Term of this Agreement, Buyer shall provide Seller with Buyer's good-faith estimates of Buyer's requirements for the Products, by type, and by calendar quarter, for the next succeeding Contract Year (the "Contract Year Estimates"). Such
                                         -----------------------
          Contract Year Estimates shall be subject to the conditions set forth in paragraph 1.2 of this Agreement. The aggregate quantity of the Products set forth in the Contract Year Estimates shall be the maximum quantities of the Products that Seller is obligated to sell and deliver to Buyer during the relevant Contract Year and shall be the minimum quantities of Products that Buyer is obligated to purchase during the relevant Contract Year. In addition, Seller is not required to sell and deliver to Buyer more than ten percent (10%) of the Contract Year Estimates in any given month.

     3.2. MAXIMUM VOLUME.  Buyer agrees to purchase and Seller agrees to sell a
          --------------
          maximum quantity of 9,289 tons of     *    and 7,253 tons of    *
          ("Maximum Volume").  This maximum volume represents the average usage
          by Seller of     *     for the past three years. Buyer can elect to
          increase quantities of     *     and reduce equal quantities of
              * subject to availability. Seller agrees to supply Buyer on a basis of first available quantity. For any quantity exceeding Maximum Volume, Seller will supply Buyer only after Seller's own needs are satisfied.

     3.3. SELLER'S ASSURANCES.  If for any reason Seller believes it will be
          -------------------
          unable to deliver all or any portion of Buyer's Contract Year Estimates or Refined Estimates, Seller shall immediately notify Buyer within ten (10) days of the date of receipt of Buyer's respective estimates. Such notification shall not relieve Seller of any of its obligations under this Agreement.

     3.4. ORDERS FOR THE PRODUCTS/SHIPMENT.  Orders for the Products shall be
          --------------------------------
          made, at Buyer's discretion, by Buyer issuing signed purchase orders to Seller. The orders shall be submitted by authorized personnel of Buyer no later than 30 days' prior to the desired date of delivery and shall set forth the following: a statement identifying the order with this Agreement; the number by which the order shall be identified; the quantity of the Products to be delivered; the date of delivery; and invoicing instructions. Subject to the volume limitations set forth in paragraphs 3.1, 3.2 and 3.3 there shall be no limitation on the number of orders issued hereunder. In the event Buyer places an order which would exceed its Contract Year Estimate or if Buyer requires a change in the quantity of more than 10%, type or delivery date of Products to meet customer requirements, Seller may, but is not obligated to, fill such order or make such changes. For these purposes, Seller shall notify Buyer in writing whether it will be able to fill any order which exceeds Buyer's Contract Year Estimate or which requires a change in the quantity, type or delivery date of Products within the 10 days following its receipt of such an order.

     3.5. DELIVERY. All Products will be sold to Buyer FOB Kings Creek, South
          --------
          Carolina.

4.   PRICE FOR THE PRODUCTS.
     ----------------------

     4.1. The price for the Products sold will equal Seller's cost to purchase, transport, process and terminal the sold Products (the "Cost") including a fixed administrative charge of $150,000 to be paid pro-rata with Product deliveries. If Buyer purchases less than 50% of the Maximum Volume, the administrative charge will be reduced by 50%. Prices shall be in United States Dollars. Exhibit B provides a list of the typical cost items covered under the Cost

     4.2. Buyer acknowledges and agrees that Seller will not provide Buyer a copy of the Etibank Agreement. Seller hereby agrees to provide Buyer with sufficient proof of the Cost and purchased quantity of the Products.

5.   TITLE AND RISK OF LOSS.
     ----------------------

The Products sold pursuant to this Agreement shall be delivered to Buyer as provided in paragraph 4, and title and risk of loss shall pass to Buyer at the time the Products leave Seller's processor's facility in Kings Creek, South Carolina.

6.   TERMS OF PAYMENT.
     ----------------

Seller shall invoice Buyer with each delivery of the Products hereunder. Payment of each invoice shall be made by Buyer within 15 days from the date of Seller's invoice. Seller shall charge interest equal to the "base rate" of Citibank N.A. as announced from time to time plus 2.0% per annum beginning on the 16th day after the invoice date if not then paid in full. Remittance of interest under this section shall be made in full without any reduction for any withholding or other taxes. If withholding taxes or other taxes are applicable as prescribed under laws of the payor country, Buyer shall remit the withholding taxes or other taxes to the proper governmental agencies in such country on a timely basis and supply Seller with a withholding tax receipt or other evidence of payment as soon as legally possible.


7.   TAXES, EXCISES AND OTHER CHARGES.
     --------------------------------

Except for such taxes which Seller is required by law to collect from Buyer, each party shall be responsible for payment of such taxes as such party is required to pay under applicable law, including local, state, federal or foreign law, and which are based upon or measured by the production, sale, profitability, transportation, delivery or use of the Products sold and delivered hereunder. Seller shall show VAT taxes, if applicable, separately on its invoice.

8.   CHANGES, MODIFICATIONS OR SUBSTITUTIONS.
     ---------------------------------------

Buyer understands and acknowledges that, although there is no obligation to do so, Etibank, from time to time, to improve the efficiency in the manufacture or use of the Products, may make changes to, modify or make improvements to the Products, or substitute newly designed products for the Products. If during the Term of this Agreement Seller shall propose to make changes, modifications or improvements to the Products or shall substitute newly designed products for any of the Products, Seller shall advise Buyer that the change, improvement, modification or substitution is contemplated. As soon as practicable thereafter, Seller shall provide Buyer samples of the proposed changed, modified, improved or substitute product in sufficient laboratory test quantity to enable Buyer to test and qualify such product in Buyer's manufacturing process. If Etibank commences commercial manufacture of the changed, modified, improved or substitute product and the product is qualified by Buyer, the product shall become a Product and the specifications shall become Product Specifications hereunder.

9.   SELLER'S DISCLAIMER OF WARRANTY.
     -------------------------------

          BUYER ACKNOWLEDGES THAT ANY SALES MADE TO BUYER HEREUNDER ARE ON AN ACCOMMODATION BASIS AND SELLER MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE PRODUCTS DELIVERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, EVEN IF DISCLOSED TO SELLER, AND SELLER HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATION OR WARRANTY.


10.  LIMITED WARRANTY.
     ----------------

Seller warrants that the Products sold to Buyer shall be owned by Seller and shall be free and clear of all liens and encumbrances, and that Seller shall have complied with all applicable laws, regulations, ordinances and codes concerning the Products. However, Seller does not warrant that the Products, in fact, are of a type and quality desired or requested by Buyer, and Buyer's sole and exclusive remedy for defects in the Products shall be to request that Seller pursue a claim against Etibank or such other source, shipper or handler of the Products as may have caused any such defects, at Buyer's own expense.

11.  FORCE MAJEURE.
     -------------

Neither party shall be liable to the other for delay or failure to perform in whole or in part, by reason of contingencies or events which: (i) are beyond the reasonable control of the party whose performance is affected, (ii) are unforeseeable, and (iii) could not have been reasonably prevented, whether herein specifically enumerated or not (a "Force Majeure Event"). These contingencies include, among others, act of God, act of war, revolution, riot, acts of public enemies, fire, explosion, breakdown of plant, strike, lockout, labor dispute, casualty or accident, earthquake, flood, cyclone, tornado, hurricane or other windstorm, or by reason of any law, order, proclamation, regulation, ordinance, demand, requisition or requirement or any other act of any governmental authority, foreign or domestic, local, state or federal (provided that the Force Majeure Event does not arise due to or is connected in any way with a violation by party hereto of any law, order, proclamation, regulation, ordinance, demand, requisition or requirement of any governmental authority) except that contingencies shall not include a downturn in Buyer's business or general economic downturn. A party so affected by a Force Majeure Event shall: (i) promptly give written notice to the other party whenever such contingency or other act becomes reasonably foreseeable (including an estimate of the expected duration of the Force Majeure Event and its probable impact on the performance of such party's obligations hereunder); (ii) exercise all reasonable efforts to continue to perform its obligations hereunder; (iii) use its commercially reasonable best efforts to overcome or mitigate the effects of the contingency as promptly as possible and (iv) promptly give written notice to the other party of the cessation of such contingency. Neither party, however, shall be required to resolve a strike, lockout or other labor problem in a manner which it alone does not deem proper and advisable. In no event shall any Force Majeure Event excuse party's failure to pay when due any monetary obligation hereunder. In the case of any Force Majeure Event relied on by Seller, Seller agrees that it shall treat Buyer no less favorably than the most favorably treated Affiliate or customer of Seller in dealing with or adjusting to the consequences of such Force Majeure Event and in relation to the allocation of any Products, the production or availability of which may have been interrupted or diminished.

Deliveries of the Product omitted due to any Force Majeure Event affecting Seller or Buyer shall, without liability, reduce by an equivalent quantity the quantity of Products to be sold and delivered during the period in which the Force Majeure Event occurred. To determine the quantity of Products that would have been sold, the parties shall assume that Buyer's most recent Refined Estimates would have been purchased on a ratable basis.

12.  DEFAULT.
     -------

Except as otherwise specifically provided in this Agreement, if either party fails to perform any of the terms of this Agreement, (a) the other party may defer its performance under this Agreement until the default is cured by the defaulting party, or (b) at its option, the party may treat such default as a breach of the entire Agreement and, if such default is not cured within 30 days after the giving of notice thereof to the defaulting party (or, in the case of default in payment of monies, within 10 business days), may immediately terminate this Agreement upon notice to the defaulting party. This Agreement shall terminate automatically, without necessity of notice, in the event Buyer or Seller makes an assignment for the benefit of creditors generally, is adjudicated bankrupt or in the event of the filing of any voluntary or involuntary petition in bankruptcy against Buyer or Seller or the appointment of a receiver for Buyer or Seller or any substantial part of their respective properties.


13.  APPLICABLE LAW.
     --------------

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of law principles thereof.


14.  ENTIRE AGREEMENT.
     ----------------

This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, negotiations, and dealings between the parties hereto with respect to this subject matter. No agreement or understanding, oral or written, in any way purporting to modify the terms hereof shall be binding on either party hereto unless contained in a written document expressly referring to this Agreement and duly executed by both parties. There are no representations or warranties made by one party to the other except as expressly set forth in this Agreement. In case of a conflict between any of the terms of any purchase order of Buyer or any acknowledgment by Seller of the purchase order and any of the terms set forth in this Agreement, the terms of this Agreement shall control. No additional terms or conditions of sale other than those contained in this Agreement shall be effective unless approved in writing by an authorized representative of Seller and Buyer.


15.  SUCCESSORS AND ASSIGNS.
     ----------------------

This Agreement shall be binding upon and shall inure to the benefit of both parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement shall not be assigned by either party hereto without the express prior written consent of the other party, and any attempted assignment, without such consents, shall be null and void. Notwithstanding any nonassignment provisions contained in this Section 15, Buyer, or any permitted assignee or transferee of Buyer, may assign or otherwise transfer some or all of its rights and/or obligations hereunder (i) to any entity or entities, or any assignee of such entity or entities, providing financing for the transactions contemplated by this Agreement or to any entity or entities providing to Buyer, Buyer's Affiliates, or to any such permitted assignee of Buyer, financing relating to the Business (collectively, the "Financing Sources"), (ii) to any Affiliate of

Buyer, provided that (x) such Affiliate shall agree with Seller and its permitted assignees or transferees, if any, in writing to assume the Buyer's obligations hereunder and (y) any such assignment to an Affiliate of the Buyer shall not relieve the Buyer from its obligations hereunder or (iii) to any entity to which Buyer, or any assignee or transferee of Buyer, assigns, sells, transfers or otherwise conveys (A) all or substantially all of the assets constituting the Business (a "Complete Assignment") or (B) all or substantially all of the assets constituting either the Aiken Facility, the Huntingdon Facility or the South Hill Facility (a "Partial Assignment"), provided that such acquiring entity agrees with and acknowledges in writing to Seller and its permitted assignees or transferees, if any, that this Agreement shall be binding upon and enforceable against such entity as though such acquiring entity were Buyer and that such entity shall perform all of Buyer's obligations hereunder. Notwithstanding any nonassignment provisions contained in this Section 15, Seller, or any permitted assignee or transferee of Seller, may assign or otherwise transfer some or all of its rights and/or obligations hereunder (i) to any Affiliate of Seller, provided that (x) such Affiliate shall agree with Buyer and its permitted assignees or transferees, if any, in writing to assume the Seller's obligations hereunder and (y) any such assignment to an Affiliate of the Seller shall not relieve the Seller from its obligations hereunder or (ii) to any entity to which Seller, or any assignee or transferee of Buyer, assigns, sells, transfers or otherwise conveys any portion of its business which owns, licenses, or uses Business Patents or Business Know How (as each is defined in the Patent and Know How License Agreement), provided that such acquiring entity agrees with and acknowledges in writing to Buyer and its permitted assignees or transferees, if any, that this Agreement shall be binding upon and enforceable against such entity as though such acquiring entity were Seller and that such entity shall perform all of Seller's obligations hereunder. To the extent that assignment and/or transfer of any of the rights, privileges, and/or obligations is permitted, this Agreement shall be binding on, and except as otherwise expressly provided, shall inure to the benefit of, the legal successors, assigns, or representatives of the parties.

16.  NOTICES.
     -------

All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and,

     If to Buyer:        Advanced Glassfiber Yarns LLC
                         2556 Wagener Road
                         Aiken, South Carolina 29801
                         Fax: 803-643-1526
                         Attention: General Manager

     With a copy to:     AGY Holdings, Inc.
                         c/o Glass Holdings Corp.
                         3802 Robert Porcher Way
                         Greensboro, North Carolina 27410
                         Fax: 336-545-7715
                         Attention: President

     And to:             Jefferson Holdings, Inc.
                         One Owens Corning Parkway
                         Toledo, Ohio 43659
                         Fax:  419-248-8445
                         Attention: Corporate Secretary

     If to OC:           Owens Corning World Headquarters
                         One Owens Corning Parkway
                         Toledo, Ohio 43659
                         Fax: 419-248-7230
                         Attention: VP Sourcing: Dick Hottinger

     With a copy to:     Owens Corning World Headquarters
                         One Owens Corning Parkway
                         Toledo, Ohio 43659
                         Fax: 419-248-1723
                         Attention: Law Department

     or to such other address as any such party shall designate by written notice to the other parties hereto.


17.  MISCELLANEOUS.
     -------------

     17.1. PARAGRAPH HEADINGS; CONSTRUCTION.  The paragraph headings contained
           --------------------------------
           in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is a product of negotiation and shall not be construed against either party as the drafter.

     17.2. SEVERABILITY.  If any provision of this Agreement shall be declared
           ------------
           by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     17.3.  AMENDMENT; WAIVER.  This Agreement may be amended, supplemented or
            -----------------
            otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     17.4.  SURVIVAL.  The provisions of paragraphs 4, 5, 6, 7 and 9 through 17
            --------
            of this Agreement shall survive any termination or expiration hereof.

     17.5.  INDEPENDENT CONTRACTORS.  The parties are independent contractors,
            -----------------------
            and this Agreement does not create a partnership or agency relationship between the parties, or any other relationship between the parties except as expressly set forth herein. Neither party has any right or authority to assume or incur any liability or obligation on behalf of the other party except to such extent as may expressly be set forth herein.

     17.6.  NO THIRD PARTY BENEFICIARIES.  This Agreement is entered into solely
            ----------------------------
            for the benefit of the parties hereto and no person other than the parties hereto, or their permitted successors and assigns, shall be entitled to exercise any right or enforce any obligation thereunder.

     17.7.  CONFIDENTIALITY.  Each party shall maintain in confidence the terms
            --------------
            of this Agreement except as may be otherwise required by law.

     17.8.  LANGUAGE.  This Agreement is to be executed in the English language.
            --------

     17.9.  PUBLICITY.  Each of Buyer and Seller agrees not to use the name or
            ---------
            trademarks or logos of the other party or its divisions or affiliates in any publicity, packaging, marketing materials or other promotional activities or materials without the prior written consent of the other party.

     17.10. CONSENT TO JURISDICTION.  Each of the parties hereto, irrevocably
            -----------------------
            submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto, further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in paragraph 16 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto, irrevocably and unconditionally waives any objections to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     17.11. COUNTERPARTS.  This Agreement may be executed in counterparts, each
            ------------
            of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by persons authorized to bind their respective companies as of the date first above written.

                              OWENS CORNING


                              By:   /s/ Charles E. Dana
                                 -----------------------------
                                 Name:  Charles E. Dana
                                 Title: Vice President



                              ADVANCED GLASSFIBER YARNS LLC


                              By:   /s/ Robert B. Fisher
                                 -----------------------------
                                 Name:  Robert B. Fisher
                                 Title: General Manager